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                                                                    EXHIBIT 99.1

                                  CERTIFICATION*

         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C.
Section 1350, as adopted), Stephen S. Schwartz, Chief Executive Officer of Asyst Technologies, Inc. (the "Company"), and Geoffrey G. Ribar, Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

         1. The Company's Annual Report on Form 10-K for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the "Annual Report") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

         2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 30th day of June, 2003.

/s/ Stephen S. Schwartz                         /s/ Geoffrey G. Ribar
________________________________                _____________________________
     Stephen S. Schwartz                           Geoffrey G. Ribar
     Chief Executive Officer                       Chief Financial Officer


* A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Asyst and will be retained by Asyst and furnished to the Securities and Exchange Commission or its staff upon request.